SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) January 10, 2007
MANGOSOFT, INC.

(Exact name of registrant as specified in its charter)

Nevada	0-30781	87-0543565

(State or other jurisdiction of formation)	(Commission File Number)	(IRS Employer Identification No.)
12 Technology Way, Nashua, NH 03060

(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (888) 886-2646
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     On January 10, 2007, MangoSoft, Inc. (the “Company”) issued a press release announcing that it had completed a private placement of its common stock, par value $.001 per share (“Common Stock”), raising aggregate gross proceeds of $1,200,000 through the sale of 2,400,000 shares of Common Stock.
     The Company effected the private placement pursuant to a Subscription and Purchase Agreement that it entered into with each of Selig Zises, Jay Zises, Southpaw Credit Opportunity Master Fund LP, Knoll Capital Fund II Master Fund and Europa International Inc. (the “Purchase Agreement”). The Purchase Agreement contemplates, among other things (in addition to the sale of the Common Stock), increasing the authorized capital of the Company, certain registration rights with respect to the Common Stock sold in the private placement, a rights offering to the Company’s public stockholders, and amending the Company’s current rights agreement by and between the Company and Interwest Transfer Company, Inc. dated March 14, 2002. No placement agent or broker was involved in connection with the private placement, and the Company intends to use the net proceeds of the private placement, after the payment of certain offering and past due expenses, to fund its various patent litigations.
     This sale of Common Stock was effected in accordance with the Securities Act of 1933 (the “Act”) and applicable state securities laws pursuant to a private placement exemption to the registration provisions of the Act pursuant to Section 4(2) of such Act and Rule 506 promulgated thereunder, as the sale of securities by the Company did not involve a public offering.
     The foregoing is only intended to be a summary of the terms of the Purchase Agreement, and is not intended to be a complete discussion of such document. Accordingly, the following is qualified in its entirety by reference to the full text of the Form of Subscription and Purchase Agreement dated as of January 10, 2007, a copy of which is annexed as an Exhibit to this Current Report on Form 8-K.
Item 3.02 Unregistered Sales of Equity Securities.
     The disclosure contained in Item 1.01 is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) The following are filed as Exhibits to this Current Report on Form 8-K:

99.1	Form of Subscription and Purchase Agreement dated as of January 10, 2007, entered into by the Company and each of the Subscribers thereto.

99.2	Press Release issued by the MangoSoft, Inc. on January 10, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly authorized and caused the undersigned to sign this Report on the Registrant’s behalf.

MANGOSOFT, INC.
By:	/s/ Dale Vincent
Dale Vincent
Chief Executive Officer

Dated: January 17, 2007